UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2014

Commission file numbers:

SunGard Capital Corp. 000-53653

SunGard Capital Corp. II 000-53654

SunGard Data Systems Inc. 1-12989

SunGard® Capital Corp.

SunGard® Capital Corp. II

SunGard® Data Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Agreement

On March 17, 2014, SunGard Data Systems Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Investment Banks”) and, with respect to certain sections thereof, Sungard Availability Services Capital, Inc. (“AS”). Pursuant to the terms of the Exchange Agreement, in connection with the previously announced split off of AS from the Company, the Company expects to exchange an amount of senior unsecured notes, to be issued by AS to the Company, with the Investment Banks (or their affiliates) for $389,250,000 aggregate principal amount of the Company’s 7.375% senior notes due 2018 held by the Investment Banks (or their affiliates). Consummation of the Exchange Agreement is subject to certain closing conditions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Exchange Agreement, dated as of March 17, 2014, among SunGard Data Systems Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and, with respect to certain sections thereof, Sungard Availability Services Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunGard Capital Corp. SunGard Capital Corp. II SunGard Data Systems Inc.

March 21, 2014	By:	/s/ Victoria E. Silbey
Victoria E. Silbey
Senior Vice President, Legal & Chief Legal Officer